EXHIBIT 10.91


                               CONSULTING CONTRACT
                               -------------------


         This Consulting Contract ("CONTRACT") is made and entered as of the 3rd day of October, 2003 ("EFFECTIVE DATE"), by and between Ultrastrip Systems, Inc., having an address of 3515 SE Lionel Terrace, Stuart, FL 34997 ("COMPANY") and Dennis McGuire, having an address of 3231 SE St. Lucie Blvd., Stuart, FL 34996 ("CONSULTANT").

                                    WHEREAS:

A. Company and Consultant entered into that certain Employment Agreement dated as of January 1, 2001 ("EMPLOYMENT AGREEMENT"), and Company and Consultant desire to terminate the Employment Agreement.

B. As of the Effective Date, Company desires to retain Consultant solely as an independent consultant pursuant to this Contract, and Consultant desires to provide services for Company on an independent consulting basis pursuant to this Contract.

C. Consultant will in his position as Consultant, and, in particular, in developing proprietary technology for Company, have access to confidential and highly sensitive business information and trade secrets, including, without limitation, information concerning Company's proprietary technology and intellectual property, both patented and under development. As a material inducement for Company to enter into this Contract, Consultant will agree to the restrictions set forth herein concerning competition with, and confidential information of, Company.

                                   WITNESSETH:

That for and in recognition of the good and valuable consideration exchanged by and between the parties, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, and intending to be bound legally, Consultant and Company agree as follows:

         1. RECITATIONS. The foregoing recitals are true and correct and are hereby incorporated by reference.

         2. TERMINATION OF EMPLOYMENT; RETENTION AS CONSULTANT. As of the Effective Date:

                  a. Company and Consultant hereby terminate the Employment Agreement. Consultant hereby waives its right to salary, bonuses and other benefits under the Employment Agreement that Company has not paid, including, without limitation, all unpaid salary deferred under the Employment Agreement and all unpaid bonuses.

                  b. Company retains Consultant as a consultant to provide, and Consultant agrees to provide, the consulting services set forth in Section 3 hereof.


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         3.       CONSULTING SERVICES. During the Term (defined below):

                  a. Consultant shall provide consulting services and advise Company with respect to: (i) product development; and (ii) existing and new technology, to enhance the product line of Company.

                  b. Consultant shall, in his reasonable discretion to the extent he determines such advice is necessary or appropriate, provide consulting services and advise Company with respect to: (i) management, marketing, customer relations and manufacturing alliances; and
                           (ii) the development of new markets, to enhance the product line of Company.

                  c. Consultant shall report and provide his consulting advice directly to Company's Chief Executive Officer ("CEO") or such other corporate officer(s) as directed by the CEO, on a regular basis and as requested. Upon request of the CEO or Board of Directors of the Company ("BOARD"), Consultant shall also report to the Board.

                  d. Consultant is an independent contractor and not an employee of Company. Accordingly, Consultant:

                           (i) shall not: (A) have the authority to enter into any agreement or arrangement of any nature (1) on behalf of Company; or (2) that would bind Company; or (3) that would commit Company to expend any funds; or (B) hold himself out as authorized to negotiate, approve, or enter into any agreement or arrangement on behalf of Company, or as having any position with Company other than an independent consultant of Company; except, and only to the extent, he has the express prior written consent of the CEO granting him such authority as to a particular contract, agreement or arrangement, in which case his authority shall not extend beyond the scope of such authority stated in the CEO's written consent nor shall it extend beyond the contract, agreement or arrangement and parties indicated in such prior written consent; and

                           (ii) shall be solely responsible for the manner and method of the performance of the services hereunder and his own expenses, except to the extent expenses are specifically stated herein as reimbursable by Company.

         4.       TERM.

                  a. Subject to the later provisions of this Contract, Consultant's retention is for a term of three (3) years commencing on the Effective Date and expiring on the third year's anniversary thereof ("THIRD ANNIVERSARY").

                  b. After each year's anniversary of the Effective Date (each, an "ANNIVERSARY"), the Board of Directors of Company ("BOARD") shall evaluate Consultant's performance with Consultant under this Contract, which evaluation shall include how Consultant's services provided hereunder have advanced the Company and its business and an evaluation of the working relationship between the Consultant and the CEO. If the Board shall determine, based on such evaluation, that it is in the best interests of Company to terminate this Contract, then the Board may terminate this Contract and notify Consultant thereof in writing within thirty (30) days after the end of such Anniversary.

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                  c.       If Consultant remains engaged under this Contract on
                           the Third Anniversary, and if as of the Third Anniversary the Company's earnings before interest and taxes ("EBIT") for the Company's fiscal quarter immediately preceding the Third Anniversary is at least three million dollars ($3,000,000), then this Contract may be renewed at the option of Consultant for an additional period of twelve months. Consultant and Company acknowledge that the EBIT requirement in the preceding sentence is not a performance requirement for Consultant, who is not an employee of Company, but is only an objective standard against which it is agreed that Company will measure its ability to afford renewal of this Contract. The determination of EBIT shall be made by the Board based on the Company's financial statements prepared for its quarterly report to shareholders.

                  d. The period from the Effective Date of this Contract until its termination or expiration is herein referred to as the "TERM".

         5.       COMPENSATION.

                  a.       Base Consulting Fee.

                           (i) Consultant shall be entitled to receive from Company a base consulting fee ("BASE CONSULTING FEE") per Year (a "YEAR" shall mean the 12 consecutive months following the Effective Date or following any subsequent year's Anniversary of the Effective Date), payable on the first day of each month, in arrears. The Base Consulting Fee for each Year shall be as follows: Year 1 - $200,000; Year 2 - $225,000; Year 3 - $250,000; Year 4
                                    - $250,000.

                           (ii) Consultant acknowledges that at the time of entry into this Contract, Company is not in a financial position to pay the Base Consulting Fee, and, accordingly, Consultant agrees that from the date of this Contract and for so long as Company lacks adequate cash flow from operations to pay in full the Base Consulting Fee then due, plus salary and amounts due vendors and creditors and its other current obligations, plus long-term obligations to the extent currently due, plus overdue and defaulted obligations, then Company may defer payment of the Base Consulting Fee (the deferred amount, the "DEFERRED FEE"). Notwithstanding the foregoing sentence:

                                    (A)      The Base Consulting Fee shall not
                                             be deferred unless the salaries of
                                             Company's officers ("officers"
                                             meaning Chief Executive Officer,
                                             Chief Financial Officer, President,
                                             Secretary and Treasurer) then
                                             payable are deferred in the same
                                             proportion as the Base Consulting
                                             Fee then payable is deferred; the
                                             parties acknowledge that Consultant
                                             is not an employee of Company, and
                                             this provision is not intended to
                                             imply otherwise, but is a
                                             concession by Company granted to
                                             induce Consultant to accept the
                                             Company's right to defer the Base
                                             Consulting Fee; and

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                                    (B)      Company's right to defer the Base
                                             Consulting Fee expires on the first
                                             Anniversary of the Effective Date,
                                             and thereafter Company shall pay
                                             Consultant the Deferred Fee in
                                             equal monthly installments, payable
                                             on the first day of each month,
                                             during the twelve (12) months
                                             following the First Anniversary.

                  b. Deductions. Consultant shall be solely responsible to pay all Social Security, Federal, State and municipal taxes and charges as may now or hereafter be enacted or required on account of the compensation of Consultant, and Consultant shall not require or rely upon Company to withhold and pay such taxes from the fees hereunder. However, Company may, in its discretion, but shall not be required, to withhold taxes from payments required to be paid hereunder in the event Company determines that it is required to withhold and pay over such taxes to the relevant taxing authorities.

                  c. Expenses. Subject to, and conditioned upon, (i) Consultant following the appropriate procedures for pre-approval (i.e., all expenditures that exceed $1,000 per expenditure, or that would cause expenditures by Consultant during any Year to exceed $5,000 in the aggregate, must be pre-approved in writing by the CEO) and (ii) verification of Consultant's expenses in such manner as is established by Company, Consultant shall be reimbursed for expenses incurred by Consultant required to perform his consulting duties, travel reimbursement if travel is required by Company, and other reasonable expenses directly relating to the performance of consulting services under this Contract (collectively, "REIMBURSABLE EXPENSES").

                  d. Options. Upon execution of this Contract, Company shall grant Consultant options to acquire three million (3,000,000) shares of the Company's common stock at an exercise price of one dollar and thirty cents ($1.30) per share (the "OPTIONS"), exercisable at any time prior to the date that is the tenth year's anniversary of the Effective Date ("TENTH ANNIVERSARY") by delivery of written notice of exercise to Company and payment of $1.30 per share for the shares purchased upon such exercise. The options are fully vested as of the Effective Date and survive termination of this Contract for any reason.

         6. AGREEMENTS CONCERNING PERSONNEL, FACILITIES, EQUIPMENT AND RELATED MATTERS.

                  a. Facilities, Equipment, Supplies and Personnel. During the Term, for a fee of Two Hundred Fifty Dollars ($250.00) per month due from Consultant on or before the first day of each month, Company shall provide Consultant with access to those facilities, equipment and personnel that the Consultant and CEO mutually determine are needed for Consultant to provide consulting services under this Agreement, including:

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                           (i)      Use of the office at Company's premises that
                                    was provided to Consultant as an employee of the Corporation, subject to the right of Company to relocate its business offices;

                           (ii) Use of office equipment, facilities and office supplies (this is not a requirement to purchase additional equipment, facilities or supplies, but only an agreement to allow use of those that are available at Company); and

                           (iii) Use of telephone, fax, email, postage, copy machines, a computer and secretarial assistance.

                           The $250 monthly fee shall be deducted from the Base Consulting Fee due hereunder, and in the event the Base Consulting Fee is deferred, payment of such monthly fee shall be deferred to the extent the Base Consulting Fee is deferred.

                  b. Consultant's Assistants. Subject to the provisions for Section 6(a), Consultant may engage at his expense (unless an alternative arrangement concerning such expense is made with the CEO in writing) persons to assist him in performing services hereunder, provided that CEO approval will be needed for such person to have access to Company facilities, personnel or information. The CEO may require as a prerequisite to such access that such person sign a noncompetition and confidentiality agreement with Company. Such person shall be treated as an agent of Consultant bound by this Contract, and Consultant shall inform such person of the necessity of compliance with this Contract.

         7. MANNER OF PERFORMANCE OF CONSULTANT'S DUTIES. Consultant's duties shall be rendered at such place or places and in such manner as Consultant and Company mutually determine to be appropriate. Consultant shall: (i) attend various trade shows only as reasonably required by Company (and if travel is required by Company, the travel and related expenses shall be Reimbursable Expenses); (ii) visit existing and prospective customers and vendors of Company only as reasonably required by Company (if travel is required by Company, the travel and related expenses shall be Reimbursable Expenses); and (iii) be responsible to maintain, at Consultant's expense, the licenses, certifications and continuing education requirements necessary to perform the consulting duties in this Contract.

         8.       COMPANY INTERESTS; RIGHTS IN TECHNOLOGY; NONCOMPETE.

                  a. (i) Consultant shall devote such time, attention, knowledge and skill as are reasonably necessary to develop new products and new technology and generally to perform consulting services hereunder for Company.

                           (ii) "PROPRIETARY TECHNOLOGY" means, for purposes of this Contract, technology, designs, inventions, products, robots, machines, property or materials (collectively, "TECHNOLOGY") that meet at least one of the following criteria:

                           (A) the Technology, as of the Effective Date, is used by Company in its products or business; or

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                           (B) The Technology has been treated as owned by
                           Company in the filings that it has made with the U.S. Securities and Exchange Commission ("SEC"); or

                           (C) the Technology is patented by Company, or Company has a patent pending for it; or the Technology's patent, or the right to patent it, was or hereafter is assigned to Company; or

                           (D) the rights in the Technology were or hereafter are purchased by Company; or

                           (E) development or improvement of the Technology was or hereafter is paid for or subsidized by Company or using Company resources and personnel; or

                           (F) the Technology was developed, or its development was initiated, by Consultant, with Consultant's assistance or under Consultant's supervision, during the term of Consultant's Employment Agreement (excluding, however, any Technology developed during the term of the Employment Agreement that is mutually determined by Consultant and the Board to be wholly unrelated to the Company's business); or

                           (G) the Technology is or shall be developed, or its development initiated, by Consultant, with Consultant's assistance or under Consultant's supervision, during the Term of this Contract (excluding, however, any Technology developed during the Term that is mutually determined by Consultant and the Board to be wholly unrelated to the Company's business); or

                           (H) the Technology is an improvement upon any Technology covered by subsections (A) through (G) immediately above; or

                           (I) the Technology is similar to, or performs functions similar to, any Technology covered by subsections (A) through (G) immediately above.

                           Proprietary Technology includes, without limitation, the technology listed on Exhibit A attached hereto.

                           (iii) Consultant acknowledges and agrees that all rights in all Proprietary Technology, including, without limitation, all patent, copyright and other intellectual property rights, are and shall belong solely to Company. Consultant hereby transfers and assigns to Company any and all rights that Consultant had, has, or may hereafter have in all Proprietary Technology and all goodwill therein. Consultant agrees to execute such further assignments, filings and other documents as may be reasonably requested by Company to further ensure that all rights in all Technology belong to Company.

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                           (iv)     Consultant acknowledges and agrees that
                                    Company files reports with the SEC, and the Company's ownership of the Technology is and will be reflected in such reports. Accordingly, Consultant hereby expressly agrees with Company that Consultant shall not, for any reason, challenge Company's ownership of any Technology or Company's rights therein, and that all rights in the Technology irrevocably belong to Company. If Company shall breach this Agreement, Consultant's remedy for any such breach may include money or other damages, but shall not include the right to challenge ownership of any Technology. Company is relying upon the foregoing representations and covenants of Consultant in preparing and making its public filings with the SEC that reflect its ownership of the Technology.

                  b. During the Term hereof and for one (1) year thereafter ("NONCOMPETE PERIOD"): (i) Consultant shall not be interested in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, consultant, employee, lender, independent contractor, or in any other form or capacity, in any other business which is directly or indirectly competitive with the business of Company; and (ii) Consultant shall not assist any other person in competing with Company in any way. A business shall be "competitive" with that of Company if it is developing, sells, rents or provides services using technology that performs the same or similar functions to that of Company, or if such business is the same or similar to any business in which Company is or has been engaged or is actively developing at any time during the Noncompete Period. Notwithstanding the foregoing: (A) nothing in this Contract shall be deemed to restrict the activities of Consultant that are not competitive with the business of Company, provided that such activities do not prevent the performance of consulting services hereunder; (B) if Company is in default under this Contract and has not cured such default within sixty
                           (60) days after Consultant gives Company written notice of such default, and this Contract is terminated by Consultant on account thereof, then the Noncompete Period shall be limited to the Term hereof, and (C) if Consultant is in default under this Contract and has not cured such default within sixty (60) days after Company gives Consultant written notice of such default, and this Contract is terminated by Company on account thereof, then the Noncompete Period shall be extended for two (2) years following such termination. The parties agree that this noncompetition covenant is worldwide in scope, because Company's business is marketed and performed worldwide. If a court or arbitrator shall find the terms of this Section 8(b) to be overbroad in geographic scope, term or otherwise, then such court or arbitrator shall modify the provisions of this section to the extent necessary to cause its provisions not to be overbroad. This Section 8(b) is expressly enforceable by the Company's successors and assigns.

         9.       CONFIDENTIALITY.

                  a. By virtue of the services performed hereunder and location of Consultant's offices on Company premises, Consultant may obtain confidential or proprietary information belonging or relating to Company, regardless of whether any such information, data or documents qualify as "trade secrets" under applicable


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                           law (collectively, all information concerning
                           Company, and its products, technology, trade secrets, business, customers and suppliers, "CONFIDENTIAL INFORMATION"). Confidential Information does not include information that is otherwise generally available to the public through no breach of this or any other confidentiality agreement now, previously or hereafter entered into by Consultant or any other person.

                  b. Because the secrecy of the Confidential Information gives Company a significant competitive business advantage, Consultant agrees not to directly or indirectly disclose or use, or cause or aid in the disclosure or use of, any Confidential Information during or after the Term, for whatever reason, including for personal use and personal benefit, except: (i) as required by law; (ii) as necessary to perform consulting services hereunder; and (iii) as necessary to enforce the provisions of this Contract.

         10. SURIVAL. The provisions of Section 8 and Section 9 of this Contract shall survive the termination or expiration of this Contract for any reason whatsoever.

         11. SPECIFIC PERFORMANCE. Consultant agrees that any violation or breach of any provision of Section 3.d, 8, 9 or 16 shall cause irreparable harm to Company and cannot be adequately compensated for by money damages. Consultant therefore agrees that any such violation or breach may be enjoined by any court of competent jurisdiction, by temporary or permanent injunction, without waiving or affecting Company's claims for money damages resulting from such violation or breach. All remedies for any breach of this Contract shall be cumulative, and not exclusive.

         12. TERMINATION BY COMPANY. In addition the other remedies available to it at law, in equity and under this Contract, Company shall have the right to terminate this Contract and discontinue all payments (except the Base Consulting Fee, including any Deferred Fee, earned prior to the termination event) to Consultant hereunder (without, in any way, affecting the options granted in Section 3(d)), if any of the following shall occur:

                  a. Disability. If Consultant shall become unable to perform the duties required of him because of serious physical disability or other incapacity for a period of ninety (90) consecutive days, Company may, upon thirty (30) days written notice to Consultant, terminate this Contract ("DISABILITY TERMINATION").

                  b. Death. If Consultant shall die, then this Contract shall terminate upon death without any notice or further action by Company.

                  c. Failure to Perform; Breach. Company may terminate this Contract, effective upon delivery of written notice of termination to Consultant, if Consultant:
                           (i) shall persistently fail to perform his duties faithfully, competently, and to the best of his ability for reasons other than serious physical disability or other serious physical or mental incapacity, and the same is not cured within sixty
                           (60) days after written notice of such failure; provided, however, that Consultant shall be entitled to this 60-day cure period only once within each 12-calendar month period, and upon any second or subsequent failure to perform his duties that is a


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                           failure described in this Section 12(c)(i), Company
                           may terminate this Contract immediately without providing a 60-day opportunity to cure such subsequent failure; (ii) is convicted of a crime of moral turpitude; or (iii) breaches this Contract and the breach is not cured within sixty (60) days after the giving of written notice by Company of such breach.

         13. TERMINATION BY CONSULTANT. If Company: (i) shall fail to pay in a timely manner Consulting fees due hereunder (subject to its deferral right) or to timely reimburse expenses that are Reimbursable Expenses, and failure shall continue for a period of sixty (60) days after written notice thereof shall have been given to Company by Consultant; or (ii) shall file, or have filed against it, a petition seeking relief, or the granting of relief, under the Federal Bankruptcy Code or any similar federal or state statute; any assignment for the benefit of creditors made by Company; the appointment of a custodian, receiver, liquidator or trustee for Company or any property of Company, provided, however, with respect to any involuntary filing against Company, Company shall have sixty
                  (60) days from the date of the filing in which to cure such default by dismissal of the action; then Consultant may, in addition to its remedies hereinafter provided and any other remedies available to it at law or in equity, upon written notice of termination delivered to Company, terminate this Contract (subject to any necessary bankruptcy court approvals if termination is pursuant to subsection (ii) of this section).

         14. FEES AND REIMBURSEMENTS UPON TERMINATION. Upon termination of this Contract for any reason, Consultant shall be entitled to the Base Consulting Fee earned prior to termination, and reimbursement of expenses incurred prior to termination and submitted for reimbursement no later than thirty (30) days after termination; provided, however, that any amounts payable under this Contract upon or after termination shall be subject to offset by any amounts then owed by Consultant or his estate to Company.

         15. DATE OF TERMINATION. If termination occurs under Section 12 of this Contract, then the CEO shall establish the date of termination for purposes of this Contract. If termination occurs under Section 13, then the date of termination shall be the date that written notice of termination is delivered by Consultant to Company (subject to any bankruptcy stays).

         16. RETURN OF MATERIALS AND EQUIPMENT. Upon the termination of this Contract or termination of the retention of Consultant, for any reason, Consultant shall, promptly, and without copying any of the same, return all materials, property, equipment, and computer and other electronically stored data and records entrusted to Consultant by Company, or obtained by or on behalf of Consultant as an incident of his retention hereunder. If Consultant dies, this obligation shall be carried out by the person who is legally responsible for the affairs of Consultant's estate.

         17. NATURE OF CONTRACT. This Contract is for personal services and is not assignable or transferable by Consultant. The parties hereto acknowledge and agree that Consultant is an independent contractor and that nothing in this Contract is intended to cause Consultant to be an employee, fiduciary, agent, legal representative, partner or servant of Company for any purpose whatsoever. Consultant agrees that Company shall in no event assume liability for or be deemed liable hereunder as a result of any contract, agreement, understanding, debt or obligation entered into by Consultant on Company's behalf except as authorized by this Contract.

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         18.      INVALIDITY OF PRIOR AGREEMENTS; AMENDMENTS IN WRITING. This
                  Contract supersedes all prior agreements and understandings between Company and Consultant and expresses the whole and entire agreement between the parties with reference to Consultant's retention by Company. This Contract cannot be modified or changed by any oral or verbal promise by whomsoever made. No amendment or modification of this Contract shall be binding on either party until such written amendment or modification shall be executed by the parties hereto. This Contract shall be approved in writing, and it may be executed in counterparts, which together shall constitute one and the same instrument.

         19. CONSTRUCTION. This Contract shall be construed as to the joint and equal work product of Company and Consultant and shall not be construed more favorably to either on account of its drafting.

         20. ATTORNEY'S FEES. In the event of any legal proceeding to enforce any provision of this Contract, the prevailing party shall be entitled to recover from the non-prevailing party all costs incurred in connection therewith, including a reasonable attorney's and paralegal's fee at all levels of proceedings, including arbitration, appeals, bankruptcy and collections.

         21. BINDING ARBITRATION. All differences, claims or matters of dispute relating to performance of duties and/or benefits arising between the parties to this Contract or connected herewith shall be submitted to binding arbitration conducted by a mutually acceptable arbitrator generally familiar with type of business conducted by Company who shall conduct binding arbitration proceedings in the manner prescribed by Chapter 682, Florida Statutes. In the event of any arbitration or other proceeding to enforce any provision of this Contract, the prevailing party shall be entitled to recover from the non-prevailing party all costs reasonably incurred in connection therewith, including reasonable attorney's fees. Notwithstanding this arbitration provision, Company and Consultant shall be entitled to enforce any and all provisions of this Contract that are enforceable by specific performance in any court of competent jurisdiction by temporary or permanent injunction or other equitable relief, without regard to the parties' agreement to arbitrate.

         22. SEVERABILITY. All provisions contained in this Contract are severable. In the event any of them, or any portion thereof, shall be held to be invalid, this Contract shall be interpreted as if such invalid agreements or covenants, or portions thereof, were modified or deleted to the extent necessary to be valid. In addition, if a court of competent jurisdiction shall find that any provision of this Contract concerning noncompetition is overbroad, overlong or unreasonable, such court shall modify such provision to the extent necessary to protect the legitimate business interests and trade secrets of Company.

         23. BINDING EFFECT. This Contract shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, successors and assigns; and, without limiting the generality of the foregoing, its noncompete and confidentiality provisions shall be enforceable by Company's successors and assigns.

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

         24. GOVERNING LAW; VENUE. This Contract will be governed by and construed in accordance with the internal laws of the State of Florida. Venue for any action related to or arising out of this Agreement shall lie in Martin County, Florida.

         25. NOTICES. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery addressed to the intended addressee at its address set forth on the first page of this Contract, or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto written notice thereof in accordance with the provisions hereof, each party shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. Copies of all notices sent to Consultant shall be provided, no later than one (1) business day after given to Consultant, by facsimile transmission to Robert Lee Shapiro, Esq. at (561) 691-0066, and notice to Mr. Shapiro shall be deemed effective upon receipt of the fax confirmation of transmission.

IN WITNESS WHEREOF, the parties have executed this Contract on the date first written above.

COMPANY:                                    ULTRASTRIP SYSTEMS, INC.

                                            By:  ____________________________

                                            Print Name: _____________________

                                            Its: _____________________________


CONSULTANT:                                 _________________________________
                                            DENNIS MCGUIRE



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